UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2011

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, Texas		78205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 6, 2011, the Board of Directors of Biglari Holdings Inc. (the “Company”) approved a proposal to recapitalize the Company through the creation of a dual class structure.  Subject to shareholder approval, the Company intends to redesignate its existing Common Stock as Class A Common Stock and authorize the issuance of a new class of Class B Common Stock having the rights and preferences described below.

Pursuant to the recapitalization, each share of Class B Common Stock would have the right to receive one-fifth (1/5) of the amount of any dividend or other distribution (including liquidating distributions) per share declared on shares of the Class A Common Stock. Each share of Class B Common Stock would be entitled to one-one-hundredth (1/100) of one vote per share on all matters submitted to a vote of shareholders of the Company.  The Class A and Class B shares would vote together as one class on all matters except as otherwise required by applicable law.  Neither the Class A shares nor the Class B shares would be convertible into the other or into any other security of the Company.

If the recapitalization is approved by the Company’s shareholders, it is currently anticipated that shares of the Class B Common Stock would be initially distributed to existing holders of the Class A Common Stock as a pro rata dividend at a rate of 10 Class B shares for each Class A share outstanding. The Company intends to file an appropriate application with the New York Stock Exchange to list the Class B shares for trading when issued.  The New York Stock Exchange has advised the Company that the Class B shares are eligible to be listed on the New York Stock Exchange.  The existing common stock, redesignated as Class A Common Stock, is expected to continue to be listed on the New York Stock Exchange.

Consequently, the Board of Directors will review the trading activity of the Class A and Class B shares following the reclassification and consider the previously approved 1-for-15 reverse stock split if it deems appropriate.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company intends hold a special meeting of shareholders for the purpose of approving the proposed recapitalization.  In connection with such special meeting, the Company will file a proxy statement and other documents relating to the proposed recapitalization with the Securities and Exchange Commission and will mail the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at such meeting.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RECAPITALIZATION AND THE COMPANY.  When they are available, the proxy statement and other documents relating to the special meeting can be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov. These documents can also be obtained free of charge when available from the Company at its website, www.biglariholdings.com, or by directing a request to Morrow & Co., LLC, 470 West Avenue—3rd Floor, Stamford, CT  06902.  The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the special meeting seeking approval of the reclassification. INFORMATION REGARDING THE INTERESTS OF THE DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE COMPANY'S PROXY STATEMENT RELATING TO ITS 2011 ANNUAL MEETING OF SHAREHOLDERS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2011	BIGLARI HOLDINGS INC.

	By:	/s/ Duane E. Geiger
		Name:	Duane E. Geiger
		Title:	Interim Chief Financial Officer